                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 August 8, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                       Illinois Superconductor Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




     Delaware                      0-22302                  36-3688459
-----------------        ------------------------      ---------------------
(State or other          (Commission File Number)      (IRS Employer
jurisdiction                                           Indentificationn No.)
of incorporation)


                451 Kingston Court, Mt. Prospect, Illinois 60056
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (847) 391-9400
                         -------------------------------
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 8, 2000, Illinois Superconductor Corporation (the "Company") acquired Spectral Solutions, Inc. ("SSI"), through the merger of SSI with and into SSI Acquisition Corp., a wholly-owned subsidiary of the Company. Upon consummation of the merger, SSI, as the surviving entity, became a wholly-owned subsidiary of the Company. Pursuant to the merger agreement, the Company acquired all of the outstanding stock of SSI in exchange for 3,500,000 shares of common stock of the Company (including approximately 60,000 shares of common stock of the Company reserved for SSI stock options and 111,111 shares of common stock of the Company issued to Falkenberg Capital, SSI's financial advisor). The total purchase price for SSI was approximately $14.3 million, based on the $4.093 per share closing price of the Company's stock on August 8, 2000. The terms of the merger are set forth in an Agreement and Plan of Merger by and between the Company, SSI Acquisition Corp., SSI and certain stockholders of SSI, dated as of May 17, 2000 (the "Merger Agreement") The Merger Agreement was filed as an exhibit to the Company's current report on Form 8-K filed August 23, 2000. The description of the merger is qualified in its entirety by the terms of the Merger Agreement.

     SSI develops cryogenic superconducting radio frequency ("RF") front-end systems for the wireless telecommunications industry. SSI recently introduced the industry's first commercial tower-mounted superconducting system incorporating a superconducting receiver filter and a cryogenic low-noise amplifier ("LNA"). SSI has pioneered the development of a super-cooled receive enhancer that can significantly expand a wireless network's coverage and call quality. Combining the latest in advanced filtering and low noise amplifier technologies, SSI offers the first self-contained, high volume manufacturable, tower-top unit that operates in all weather conditions.

     SSI is the successor to the business of Superconducting Core Technologies, Inc. ("SCT"). SCT was founded in the late 1980s at about the time temperature superconducting was first discovered. SCT in February 1998 ceased commercial operation, and filed for bankruptcy protection in September 1998. SSI purchased all of SCT's assets out of bankruptcy and succeeded to its businesses in April 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS

     The financial statements of Spectral Solutions, Inc. (a development stage company) as of December 31, 1998 and 1999 and June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from November 20, 1998 (date of inception) to December 31, 1998, the year ended December 31, 1999, and the six-months ended June 30, 2000 are set forth in this current report on Form 8-K/A.

                         Report of Independent Auditors

Board of Directors
Spectral Solutions, Inc.

We have audited the accompanying balance sheets of Spectral Solutions, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999, the period from November 20, 1998 (date of inception) to December 31, 1998 and the cumulative period from November 20, 1998 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectral Solutions, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from November 20, 1998 (date of inception) to December 31, 1998 and the cumulative period from November 20, 1998 (date of inception) to December 31, 1999, in conformity with auditing standards generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Spectral Solutions, Inc. will continue as a going concern. As more fully described in
Note 3, Spectral Solutions, Inc. has incurred operating losses since inception and does not currently have financing commitments in place to meet expected cash requirements through 2000. These conditions raise substantial doubt about Spectral Solutions, Inc.'s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                             /s/ Ernst & Young LLP

May 30, 2000

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                                 Balance Sheets

                                                                        DECEMBER 31,             JUNE 30,
                                                                   1998            1999            2000
                                                                 --------      -----------      -----------
                                                                                                (UNAUDITED)
ASSETS
Current assets:
     Cash                                                        $     --      $    32,675      $   129,186
     Accounts receivable                                               --           22,000               --
     Inventory                                                         --          482,984          774,990
     Prepaid expenses, deposits and other                              --           50,422          182,960
                                                                 --------      -----------      -----------
Total current assets                                                   --          588,081        1,087,136

Property and equipment:
     Leasehold improvements                                            --           33,831           33,831
     Lab equipment                                                     --          205,458          208,944
     Manufacturing equipment                                           --          273,236          189,769
     Software                                                          --            6,257           11,606
     Office equipment and furniture and fixtures                       --           50,931           63,395
                                                                 --------      -----------      -----------
                                                                       --          569,713          507,545
     Accumulated depreciation                                          --          (82,593)        (120,991)
                                                                 --------      -----------      -----------
                                                                       --          487,120          386,554

Other assets                                                           --           23,125           21,855
Deposits                                                          124,281               --               --
Goodwill, net                                                          --          774,856          652,781
                                                                 --------      -----------      -----------
Total assets                                                     $124,281      $ 1,873,182      $ 2,148,326
                                                                 ========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                            $ 12,738      $   230,448      $   295,924
     Accrued liabilities                                               --          152,238               --
     Amounts due to related parties                                    --          686,385               --
     Convertible promissory note                                       --          600,000               --
                                                                 --------      -----------      -----------
Total current liabilities                                          12,738        1,669,071          295,924

Commitments and contingencies                                          --               --               --

Stockholders' equity:
     Preferred stock, $.001 par value; 12,500,000 shares
       authorized; 10,246,839 shares and 16,894,839 shares
       issued and outstanding at December 31, 1999 and
       June 30, 2000, respectively                                     --           10,247           16,895
     Non-voting common stock, $.001 par value;
       6,000,000 shares authorized; 600,000 shares and
       2,181,566 shares issued and outstanding at
       December 31, 1999 and June 2000, respectively                   --              600            2,181
     Additional paid-in capital                                   165,146        3,081,814        6,492,054
     Deficit accumulated during the development stage             (53,603)      (2,888,550)      (4,658,728)
                                                                 --------      -----------      -----------
Total stockholders' equity                                        111,543          204,111        1,852,402
                                                                 --------      -----------      -----------
Total liabilities and stockholders' equity                       $124,281      $ 1,873,182      $ 2,148,326
                                                                 ========      ===========      ===========

SEE ACCOMPANYING NOTES.

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Operations

                                                                                   CUMULATIVE                       CUMULATIVE
                                                    PERIOD FROM                    PERIOD FROM                      PERIOD FROM
                                                    NOVEMBER 20,                   NOVEMBER 30,                     NOVEMBER 30,
                                                   1998 (DATE OF                  1998 (DATE OF     SIX MONTHS     1998 (DATE OF
                                                   INCEPTION) TO   YEAR ENDED     INCEPTION) TO       ENDED        INCEPTION) TO
                                                    DECEMBER 31,   DECEMBER 31,    DECEMBER 31,      JUNE 30,        JUNE 30,
                                                        1998          1999            1999            2000            2000
                                                      --------     -----------     -----------     -----------     -----------
                                                                                                   (UNAUDITED)     (UNAUDITED)
Net sales                                             $     --     $    44,000     $    44,000     $    22,000     $    66,000

Costs and expenses:
     Cost of sales                                          --         278,647         278,647          20,323         298,970
     Research and development                               --         413,560         413,560         456,328         869,888
     Marketing                                              --         798,037         798,037         457,642       1,255,679
     General and administrative                         53,603       1,177,121       1,230,724         867,692       2,098,416
                                                      --------     -----------     -----------     -----------     -----------
                                                        53,603       2,667,365       2,720,968       1,801,985       4,522,953
                                                      --------     -----------     -----------     -----------     -----------
Operating loss                                         (53,603)     (2,623,365)     (2,676,968)     (1,779,985)     (4,456,953)

Other income (expense):
     Interest income                                        --             965             965             191           1,156
     Interest expense                                       --         (19,468)        (19,468)             --         (19,468)
     Non-cash interest expense on convertible note          --        (200,000)       (200,000)             --        (200,000)
     Other income, net                                      --           6,921           6,921           9,616          16,537
                                                      --------     -----------     -----------     -----------     -----------
                                                            --        (211,582)       (211,582)          9,807        (201,775)
                                                      --------     -----------     -----------     -----------     -----------
Net loss                                              $(53,603)    $(2,834,947)    $(2,888,550)    $(1,770,178)    $(4,658,728)
                                                      ========     ===========     ===========     ===========     ===========

SEE ACCOMPANYING NOTES

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                       Statements of Stockholders' Equity

                                                                                                           DEFICIT
                                                                                                         ACCUMULATED
                                                   PREFERRED STOCK        COMMON STOCK      ADDITIONAL    DURING THE
                                                --------------------   ------------------    PAID-IN     DEVELOPMENT
                                                  SHARES      AMOUNT     SHARES    AMOUNT    CAPITAL        STAGE          TOTAL
                                                ----------   -------   ---------   ------   ----------   -----------    -----------
Balance at November 20, 1998
  (date of inception)                                   --   $    --          --   $   --   $       --   $        --    $        --
Initial capital contribution                            --        --          --       --      165,146            --        165,146
Net loss                                                --        --          --       --           --       (53,603)       (53,603)
                                                ----------   -------   ---------   ------   ----------   -----------    -----------
Balance at December 31, 1998                            --        --          --       --      165,146       (53,603)       111,543
Issuance of preferred stock                     10,246,839    10,247          --       --    2,401,848            --      2,412,095
Issuance of common stock for services                   --        --     600,000      600      143,400            --        144,000
Discount on issuance of convertible
  promissory note                                       --        --          --       --      200,000            --        200,000
Compensation expense related to
  stock grants and options                              --        --          --       --      171,420            --        171,420
Net loss                                                --        --          --       --           --    (2,834,947)    (2,834,947)
                                                ----------   -------   ---------   ------   ----------   -----------    -----------
Balance at December 31, 1999                    10,246,839    10,247     600,000      600    3,081,814    (2,888,550)       204,111
Issuances of preferred and
  common stock (unaudited)                       1,523,025     1,523     554,900      554    1,082,923            --      1,085,000
Conversion of convertible promissory
  note plus accrued interest into
  preferred stock (unaudited)                    1,547,667     1,548          --       --      617,119            --        618,667
Issuance of common stock for
  services (unaudited)                                  --        --     385,000      385        3,175            --          3,560
Compensation expense related to
  stock grants and options (unaudited)                  --        --     641,666      642       80,995            --         81,637
Exercise of warrants - $0.30 per share
  (unaudited)                                    2,000,000     2,000          --       --      598,000            --        600,000
Conversions of advances from
  stockholders into preferred stock
  (unaudited)                                    1,577,308     1,577          --       --    1,028,028            --      1,029,605
Net loss (unaudited)                                    --        --          --       --           --    (1,770,178)    (1,770,178)
                                                ----------   -------   ---------   ------   ----------   -----------    -----------
Balance at June 30, 2000 (unaudited)            16,894,839   $16,895   2,181,566   $2,181   $6,492,054   $(4,658,728)   $ 1,852,402
                                                ==========   =======   =========   ======   ==========   ===========    ===========

SEE ACCOMPANYING NOTES.

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Cash Flows

                                                                                CUMULATIVE                     CUMULATIVE
                                                PERIOD FROM                    PERIOD FROM                     PERIOD FROM
                                                NOVEMBER 20,                   NOVEMBER 28,                    NOVEMBER 28,
                                               1998 (DATE OF                  1998 (DATE OF     SIX MONTHS    1998 (DATE OF
                                               INCEPTION) TO    YEAR ENDED    INCEPTION) TO       ENDED       INCEPTION) TO
                                                DECEMBER 31,   DECEMBER 31,    DECEMBER 31,      JUNE 30,        JUNE 30,
                                                   1998            1999            1999            2000           2000
                                                 ---------     -----------     -----------     -----------     -----------
                                                                                               (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                         $ (53,603)    $(2,834,947)    $(2,888,550)    $(1,770,178)    $(4,658,728)
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
     Depreciation                                       --          82,593          82,593          66,190         148,783
     Amortization                                       --         131,706         131,706          84,983         216,689
     Gain on sale of property and equipment             --              --              --         (20,523)        (20,523)
     Non-cash interest expense on
       convertible note                                 --         200,000         200,000              --         200,000

     Compensation expense related to
       stock grants and options                         --         171,420         171,420          81,637         253,057
     Issuance of common stock for services              --         144,000         144,000           3,560         147,560
     Other changes, net                                 --              --              --         (76,021)        (76,021)
     Changes in operating assets and
       liabilities (net of acquisition):
          Accounts receivable                           --         (22,000)        (22,000)         22,000              --
          Inventory                                     --        (200,255)       (200,255)       (292,006)       (492,261)
          Prepaid expenses, deposits
            and other                                   --         (50,422)        (50,422)       (131,268)       (181,690)
          Accounts payable                          12,738         217,710         230,448          65,476         295,924
          Accrued liabilities                           --          22,238          22,238        (152,238)       (130,000)
                                                 ---------     -----------     -----------     -----------     -----------
Net cash used in operating activities              (40,865)     (2,137,957)     (2,178,822)     (2,118,388)     (4,297,210)

INVESTING ACTIVITIES
Cash paid for acquisition of SCT                  (124,281)     (1,009,775)     (1,134,056)             --      (1,134,056)
Purchases of property and equipment                     --         (35,832)        (35,832)        (16,370)        (52,202)
Proceeds from sales of property
  and equipment                                         --              --              --          71,269          71,269
                                                 ---------     -----------     -----------     -----------     -----------
Net cash (used in) provided by
  investing activities                            (124,281)     (1,045,607)     (1,169,888)         54,899      (1,114,989)

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                      Statements of Cash Flows (continued)

                                                                                CUMULATIVE                       CUMULATIVE
                                                 PERIOD FROM                    PERIOD FROM                     PERIOD FROM
                                                 NOVEMBER 20,                   NOVEMBER 28,                    NOVEMBER 28,
                                                1998 (DATE OF                  1998 (DATE OF     SIX MONTHS     1998 (DATE OF
                                                INCEPTION) TO    YEAR ENDED    INCEPTION) TO       ENDED        INCEPTION) TO
                                                 DECEMBER 31,   DECEMBER 31,    DECEMBER 31,      JUNE 30,         JUNE 30,
                                                     1998           1999            1999            2000            2000
                                                   --------      ----------      ----------      ----------      ----------
                                                                                                 (UNAUDITED)     (UNAUDITED)
FINANCING ACTIVITIES
Proceeds from issuance of convertible
  note and warrants                                $     --      $  600,000      $  600,000      $       --      $  600,000

Proceeds received in connection with
  issuance of capital stock                         165,146       1,929,854       2,095,000       1,085,000       3,180,000
Exercises of warrants                                    --              --              --         600,000         600,000
Advances from related parties                            --         686,385         686,385         475,000       1,161,385
                                                   --------      ----------      ----------      ----------      ----------
Net cash provided by financing activities           165,146       3,216,239       3,381,385       2,160,000       5,541,385
                                                   --------      ----------      ----------      ----------      ----------

Net increase in cash                                     --          32,675          32,675          96,511         129,186
Cash at beginning of period                              --              --              --          32,675              --
                                                   --------      ----------      ----------      ----------      ----------
Cash at end of period                              $     --      $   32,675      $   32,675      $  129,186      $  129,186
                                                   ========      ==========      ==========      ==========      ==========

Cash paid for:
     Interest                                      $     --      $      800      $      800      $       --      $      800

Noncash operating, investing and
  financing activities:
     Issuance of preferred stock as
       part of purchase of SCT                     $     --      $  482,241      $  482,241      $       --      $  482,241
     Purchase liability for future
       payment of acquisition costs                      --         130,000         130,000              --         130,000
     Conversion of note plus accrued
       interest into preferred stock                     --              --              --         618,667         618,667
     Conversion of stockholder
       advances into preferred stock                     --              --              --       1,029,605       1,029,605

SEE ACCOMPANYING NOTES.

                            Spectral Solutions, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company was incorporated on November 20, 1998 to commercialize superconducting technologies primarily for the wireless telecommunications industry. Since its inception, the Company has been in the development stage, engaging in research and development activities, recruiting technical and administrative personnel, and raising capital.

INTERIM FINANCIAL INFORMATION

The condensed financial statements at June 30, 2000 and for the six months then ended are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for that period. Results for the first six months of 2000 are not necessarily indicative of results expected for the entire year. These condensed financial statements do not include all of the interim disclosures normally provided in annual financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues from product sales are generally recognized when title passes to the customer. The Company has established a program which, in certain situations, allows prospective customers to field test the Company's products for a period of time. Revenues from field test arrangements are recognized upon customer acceptance of the products.

INVENTORIES

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from three to seven years, using the straight-line method. Leasehold improvements are amortized over their estimated useful lives or the life of the lease, whichever is shorter. Amortization of leasehold improvements is included in depreciation expense.

GOODWILL

Goodwill represents the excess of purchase price over the fair value of assets acquired less liabilities assumed and is being amortized on a straight-line basis over an estimated useful life of 5 years. Goodwill is reviewed for impairment whenever events indicate that its carrying amount may not be recoverable. The carrying value of goodwill will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates the goodwill will not be recoverable, the Company estimates the future undiscounted cash flows to be generated by the business. In the event that the sum of the undiscounted cash flows is less than the carrying amount of goodwill, it would be written down to its fair value, which is normally measured by discounting estimated future cash flows. Goodwill is net of accumulated amortization of $131,706 and $216,689 at December 31, 1999 and June 30, 2000, respectively.

INCOME TAXES

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

OTHER ASSETS

Capitalized patent costs are included in Other Assets and are being amortized over five years using the straight-line method.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs related to both present and future products are charged to expense in the period incurred.

DESCRIPTION OF CERTAIN CONCENTRATIONS AND RISKS

The Company operates in a highly competitive and rapidly changing industry. The development and commercialization of new technologies by any competitor could adversely affect the Company's results of operations.

LONG-LIVED ASSETS

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

3. GOING CONCERN AND MANAGEMENT'S PLANS

The Company has incurred, and continues to incur, losses from operations and the Company's available resources are not presently sufficient to fund its expected cash requirements through the end of 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

As a result of its funding requirements, during February and April of 2000, the Company issued additional shares of preferred and common stock in exchange for proceeds aggregating $1,085,000. In addition, the $600,000 convertible promissory note, together with the related accrued interest outstanding at December 31, 1999, was converted into 1,547,667 shares of preferred stock during April 2000.

Despite the recent capital raised and the conversion of the convertible promissory note, the Company believes that it will require substantial additional funds during 2000 to finance its product development, manufacturing and marketing activities. The Company is actively seeking financing in order to obtain working capital to continue its operations according to its current operating plan through 2000 and beyond.

If the Company is unable to obtain adequate funds when needed in the future, the Company would be required to substantially delay, scale-back or eliminate its research and development programs and the manufacturing and marketing efforts of one or more of its products, or may be required to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or potential products that the Company would not otherwise relinquish. This would materially and adversely affect the Company's business, financial condition, results of operations and cash flows.

4. ACQUISITION

On April 14, 1999, the Company acquired substantially all of the assets and assumed certain liabilities of Superconducting Core Technologies, Inc. (SCT), which was in bankruptcy proceedings. The total purchase price was $1,746,297, consisting of cash payments of $1,264,056 and the issuance of 2,009,339 shares of preferred stock valued at $482,241. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The statements of operations includes the results of operations of the acquired business from the date of the acquisition.

5. INVENTORY

Inventory consists of the following:

                                            December 31,     June 30,
                                                1999          2000
                                              --------      --------
          Raw materials                       $368,039      $666,720
          Finished product                     114,945       108,270
                                              --------      --------
                                              $482,984      $774,990
                                              ========      ========

6. RELATED PARTY TRANSACTIONS

Two of the Company's principal stockholders have provided cash advances to the Company, which were utilized for working capital needs. At December 31, 1999, advances outstanding to these two parties totaled $566,385. These advances are non-interest bearing and are convertible into shares of preferred stock at a fixed conversion price of $0.60 per share.

In January 2000, an additional $475,000 of advances were made to the Company by these stockholders. The January advances are also convertible into preferred stock at a fixed conversion price of $0.75 per share.

The Company is party to a consulting agreement with a company affiliated through common ownership. Pursuant to this agreement, the Company pays the affiliate $10,000 per month for services provided, which is payable in shares of common stock at fixed conversion prices ranging from $0.24 to $0.75 per share. In 1999, the Company recognized $120,000 of expenses in connection with the agreement, all of which was payable to the affiliate at December 31, 1999. In February 2000, the Company issued 385,000 shares of common stock for consulting services performed through February 2000.

7. CONVERTIBLE PROMISSORY NOTE

On June 8, 1999, the Company entered into a convertible note agreement pursuant to which the Company issued and sold a $600,000 promissory note. The note bore interest at 10% per annum, matured on September 30, 1999, and was secured by substantially all assets. On April 5, 2000, the $600,000 principal balance, together with accrued interest of $18,667, were converted into 1,547,667 shares of preferred stock.

In connection with the promissory note, the Company issued warrants to purchase 2,000,000 shares of the Company's preferred stock. The exercise price of the warrants was 75% of fair value, with a maximum exercise price of $0.30 per share. The portion of the proceeds equal to the fair value of the warrants ($200,000) was allocated to additional paid-in capital, thus creating a discount to the debt. This discount was recognized as a charge to interest expense over the term of the note (matured on September 30, 1999). On April 27, 2000, the noteholder exercised the warrant at an exercise price of $0.30 per share.

8. INCOME TAXES

The difference between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the U.S federal statutory rate of 34% is due to a valuation allowance recorded against the Company's net deferred tax assets due to the uncertainty related to their realization. Accordingly, there is no income tax benefit for the year ended December 31, 1999 and the period from November 20, 1998 (date of inception) to December 31, 1998.

At December 31, 1999, the Company has net operating loss carryforwards of approximately $2,854,000 for income tax purposes that begin expiring in 2018.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows at December 31:

                                                           1999             1998
                                                        -----------       --------
          Deferred tax assets:
               Net operating loss carryforwards         $ 1,141,690       $ 21,440
               Intangible assets                             36,650             --
                                                        -----------       --------
                                                          1,178,340         21,440

          Deferred tax liability - property and
            equipment
                                                            (10,730)            --
                                                        -----------       --------
          Net deferred tax assets                         1,167,600         21,440
          Valuation allowance                            (1,167,600)       (21,440)
                                                        -----------       --------
          Net deferred tax (liability) asset            $        --       $     --
                                                        ===========       ========

9. COMMITMENTS AND CONTINGENCIES

The Company leases its facility and certain equipment operating leases. The Company pays all property taxes, maintenance and insurance on the leased assets during the term of the leases.

Minimum rentals due under noncancelable leases with recurring terms of one year or more at December 31, 1999 are as follows:

          2000                                          $227,437
          2001                                           236,504
          2002                                           241,789
          2003                                           103,500
                                                        --------
                                                        $809,230
                                                        ========

Total rent expense during the year ended December 31, 1999 was $201,188. No rent expense was incurred from November 20, 1998 (date of inception) through December 31, 1998.

10. CAPITAL STOCK AND STOCK OPTIONS

PREFERRED STOCK

Each outstanding share of preferred stock is entitled to one vote. In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of preferred stock are entitled to be paid either in cash or in kind, an amount equal to their collective investment in the Company.

STOCK GRANTS AND ISSUANCES

The Company issued 600,000 shares of common stock during 1999 to a consultant as payment for services provided. The fair value of the shares issued, $144,000, was recognized as an expense in 1999 with a corresponding increase to additional paid-in capital.

During 1999, the Company issued stock grants for 1,440,000 shares of common stock to key employees and directors. The stock vests 50% after one year, with the remaining 50% vesting monthly over the next 12 months. The Company issues the stock upon the completion of these vesting requirements. The Company has recorded compensation expense totaling $159,900 during the year ended December 31, 1999 in connection with the vesting of the shares granted.

In January 2000, the Company granted an additional 200,000 shares of common stock to an employee, of which 100,000 shares were fully vested upon the date of grant. The remaining 100,000 shares will vest after completion of one year of employment. The Company recorded a $75,000 charge in the three-month period ended March 31, 2000 related to this grant.

In March 2000, 641,666 shares of common stock were issued pursuant to shares which had become vested under the 1999 stock grants.

STOCK OPTIONS

During 1999, the Company granted stock options to purchase 120,000 shares of common stock for $0.05 per share to certain employees of the Company. These options generally vest 50% after one year from the date of grant, with the remaining 50% vesting at the end of the second year. The options will expire 5 years from the date of grant. At December 31, 1999, no shares were vested or exercisable.

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (FASB 123) requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, since the exercise price of the Company's employee stock option grants is less than the fair value of the underlying stock on the date of grant (as determined by the Board of Directors), the Company recorded a stock option compensation charge of $11,520 during the year ended December 31, 1999.

The pro forma effect on net loss resulting from the application of the provisions of FAS No 123 was not significant in 1999. The fair value of these options was estimated to be $0.36 at the date of grant using a minimum value pricing model assuming an average risk-free interest rate of 6.07% and no dividends. The minimum value pricing model was developed for use in estimating the fair value of options offered by nonpublic companies. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of stock options.

In January and February 2000, the Company granted additional options to purchase 240,000 shares of common stock to certain employees of the Company. The terms of the options granted in 2000 are similar to the terms for the 1999 option grants.

11. CONTINGENCIES

The Company is involved in legal proceedings which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, management believes that the outcome of such proceedings will not have a material adverse effect on the Company's results of operations or financial condition.

12. SUBSEQUENT EVENT

On May 17, 2000, the stockholders of the Company entered into an agreement to sell all of their outstanding shares of capital stock and stock options in the Company in exchange for 3,500,000 shares of common stock of Illinois Superconductor Corporation, a publicly-traded corporation.

(b)  PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the acquisition of SSI, the issuance of 3,500,000 shares of common stock to fund the acquisition, and the associated costs and expenses as if each had occurred on June 30, 2000. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to these transactions as if each occurred at the beginning of the period presented.

     The unaudited pro forma financial data do not purport to represent what our financial position and results of operations would have been if the transactions described above had actually occurred as of the dates indicated and are not intended to project our financial position or results of operations for any future period. The pro forma adjustments for the purchase price allocation are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Revision to the preliminary purchase price allocation may have a significant impact on total assets, total liabilities and stockholders' equity (deficit), and selling, general and administrative expenses.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Illinois Superconductor Corporation included in the Company's 1999 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000, and the historical financial statements of SSI included in
     Item 7(a) of this filing.

                       ILLINOIS SUPERCONDUCTOR CORPORATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 2000

                                              Illinois         Spectral
                                           Superconductor      Solutions      Pro Forma
                                             Historical       Historical     Adjustments
                                               (Note 1)        (Note 2)        (Note 3)         Pro Forma
                                             -----------      ----------     ------------      -----------
ASSETS
Cash and cash equivalents                    $ 3,219,261      $  129,186     $   (200,000) a.  $ 3,148,447
Other current assets                           1,091,861         957,950               --        2,049,811
                                             -----------      ----------     ------------      -----------
Total current assets                           4,311,122       1,087,136         (200,000)       5,198,258
Property and equipment, net                    2,328,855         386,554               --        2,715,409
Other assets                                   1,045,826          21,855          (21,855) b.    1,045,826
Goodwill, net                                         --         652,781       12,697,753  c.   13,350,534
                                             -----------      ----------     ------------      -----------
Total assets                                 $ 7,685,803      $2,148,326     $ 12,475,898      $22,310,027
                                             ===========      ==========     ============      ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Other current liabilities                    $ 1,143,781      $  295,924     $         --      $ 1,439,705
Current portion of long-term debt
                                               2,765,607              --               --        2,765,607
                                             -----------      ----------     ------------      -----------
Total current liabilities                      3,909,388         295,924               --        4,205,312
Long-term debt, net of current
portion                                        8,446,714              --               --        8,446,714
Other long term liabilities                       90,910              --               --           90,910
Stockholders' equity (deficit)                (4,761,209)      1,852,402       12,475,898  d.    9,567,091
                                             -----------      ----------     ------------      -----------
Total liabilities and
stockholders' equity (deficit)               $ 7,685,803      $2,148,326     $ 12,475,898      $22,310,027
                                             ===========      ==========     ============      ===========

The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1.   ILLINOIS SUPERCONDUCTOR HISTORICAL

The historical amounts represent the balance sheet of Illinois Superconductor Corporation as of June 30, 2000, as reported in the unaudited historical financial statements of the Company.

2.   SPECTRAL SOLUTIONS HISTORICAL

The historical amounts represent the balance sheet of SSI as of June 30, 2000, as reported in the unaudited historical financial statements of SSI.

3.   PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the following:

a. The use of cash on hand to fund direct costs incurred to complete the acquisition of SSI.

b.   The elimination of the unamortized balance of SSI's patent portfolio.

c. The incremental increase in goodwill resulting from the SSI acquisition, as follows:


     Cost in excess of the estimated fair value of the acquired net assets      $ 13,350,534
     Elimination of historical goodwill of SSI                                      (652,781)
                                                                                ------------
                                                                                $ 12,697,753
                                                                                ============

d. The issuance of 3,500,000 shares of common stock based on the $4.0938 per share closing price of the Company's common stock on August 8, 2000 and the elimination of the historical stockholders' equity of SSI, as follows:


     Issuance of common stock                                                   $ 14,328,300
     Elimination of historical stockholders' equity                               (1,852,402)
                                                                                ------------
                                                                                $ 12,475,898
                                                                                ============

                       ILLINOIS SUPERCONDUCTOR CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                               Illinois         Spectral
                                            Superconductor      Solutions       Pro Forma
                                              Historical       Historical      Adjustments
                                               (Note 1)         (Note 2)         (Note 3)         Pro Forma
                                             -----------      -----------      -----------      ------------
Net sales                                    $ 2,408,604      $    44,000      $        --      $  2,452,604
Cost of sales                                 (5,923,173)        (278,647)              --        (6,201,820)
Research and development expenses
                                              (1,757,214)        (413,560)              --        (2,170,774)
Selling, general and
administrative expenses                       (4,199,354)      (1,975,158)      (1,537,111) a.    (7,711,623)
                                             -----------      -----------      -----------      ------------
Operating loss                               $(9,471,137)     $(2,623,365)     $(1,537,111)     $(13,631,613)
                                             ===========      ===========      ===========      ============

                       ILLINOIS SUPERCONDUCTOR CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                               Illinois         Spectral
                                            Superconductor      Solutions       Pro Forma
                                              Historical       Historical      Adjustments
                                               (Note 1)         (Note 2)         (Note 3)         Pro Forma
                                             -----------      -----------      -----------      ------------
Net sales                                    $   187,163      $    22,000      $        --      $   209,163
Cost of sales                                   (979,245)         (20,323)              --         (999,568)
Research and development expenses
                                              (1,020,121)        (456,328)              --       (1,476,449)
Selling, general and
administrative expenses                       (2,966,813)      (1,325,334)        (749,426) a.    (5,041,573)
                                             -----------      -----------      -----------      -----------
Operating loss                               $(4,779,016)     $(1,779,985)     $  (749,426)     $(7,308,427)
                                             ===========      ===========      ===========      ===========

The accompanying notes are an integral part of these pro forma condensed consolidated statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

1.   ILLINOIS SUPERCONDUCTOR HISTORICAL

The historical amounts represent the results of operations of Illinois Superconductor Corporation for each of the indicated periods as reported in the historical financial statements of the Company.

2.   SPECTRAL SOLUTIONS HISTORICAL

The historical amounts represent the results of operations of SSI for each of the indicated periods as reported in the historical financial statements of SSI.

3.   PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the following:

a. Amortization of the $13,350,534 opening goodwill balance based on an 8 year estimated life as well as the elimination of goodwill amortization in the historical results of SSI, computed as follows:

                                                     Six Months Ended     Year Ended
                                                      June 30, 2000    December 31,1999
                                                     ----------------   ----------------
Amortization expense on goodwill
  resulting from SSI acquisition                       $   834,409      $ 1,668,817
Elimination of SSI historical amortization expense         (84,983)        (131,706)
                                                       -----------      -----------
                                                       $   749,426      $ 1,537,111
                                                       ===========      ===========

(c)  Exhibits


Exhibit 2.1 Agreement and Plan of Merger, dated May 17, 2000, by and among the Company, SSI Acquisition Corp., Spectral Solutions, Inc. and certain shareholders of SSI (previously filed).

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    ILLINOIS SUPERCONDUCTOR CORPORATION


                    By:  /s/ CHARLES WILLES
                         ---------------------------------------
                         Charles Willes, Chief Financial Officer



Dated: October 20, 2000